WARRANT


NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REPRESENTATIONS AND AGREEMENTS MADE BY THE RECORD HOLDER HEREOF SET FORTH IN THIS WARRANT.


                                    TTR INC.

                          COMMON STOCK PURCHASE WARRANT

                                   in favor of

                                    ---------

                                                         Date: December 31, 1998


No. 1998 __                                                  3,000 Common Shares

         FOR VALUE RECEIVED, TTR INC., a Delaware company (the "Company"), hereby grants to __________ or its registered assignees (the "Holder"), the right to purchase, subject to the terms and conditions hereof, Three Thousand (3,000) fully paid and non-assessable shares of Common Stock of the Company, par value $0.001 ("Shares"). The purchase price for each Share purchased pursuant to this Warrant shall be US six dollars ($6.00) (the "Exercise Price"). Hereinafter, (i) the shares purchasable hereunder are referred to as the "Warrant Shares"; (ii) and the price payable hereunder for each of the Warrant Shares, as adjusted in the manner set froth hereinafter, is referred to as the "Per Share Warrant Price"; and (iii) this warrant and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrants". The Per Share Warrant Price and the number of Warrant Shares are subject to adjustment as hereinafter provided.

1. Warrant Period; Exercise of Warrant

         1.1 This Warrant may be exercised in whole or part at any time commencing 9:00 a.m., New York City time, on any business day on or after the issuance thereof and continuing up to the fifth anniversary thereof (the "Warrant Period"), by the surrender of this Warrant (with a duly executed exercise form in the form attached at the end hereof as Exhibit A) at the principal office of the Company, together with the proper payment of the Per Share Warrant Price times the number of Warrant Shares.

         1.2 Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of Holder for the Warrant Shares to which the Holder shall be entitled and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, pursuant to the provisions of this Warrant.

         1.3 Any stamp tax attributable to the issuance of the Shares shall be borne solely by Holder.

2. Representations and Warranties

         The Holder (i) represents, warrants, covenants and agrees that the Warrant and the underlying Warrant Shares are being acquired by the Holder for the Holder's own account, for investment purposes only, and not with a view to or for the sale in connection with any distribution thereof or with any present intention of selling or distributing all or any part of the Warrant or the Warrant Shares; (ii) understands (x) that if it should thereafter decide to dispose of such Warrant or Warrant Shares (which it does not contemplate at such time) it may do so only in compliance with the Securities Act of 1933, as amended (the "Securities Act"), (y) this Warrant and the Warrant Shares are not registered under the Securities Act; and (iii) acknowledges that, as of the date hereof, it has been given a full opportunity to ask questions of and to receive answers from the Company concerning this Warrant and the Warrant Shares and the business of the Company and to obtain such information as it desired in order to evaluate the acquisition of this Warrant and the Warrant Shares, and all questions have been answered to its full satisfaction.

3. Reservation of Shares

         The Company covenants that at all times during the Warrant Period it shall have authorized and in reserve, and will keep available solely for issuance or delivery upon exercise of the Warrant, the Warrant Shares and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of preemptive rights and restrictions on sale or transfer except as otherwise set forth herein or in the Company By-Laws.

4. Adjustment

         4.1 In case of any consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or the continuing corporation) or in the case of any sale or conveyance to another corporation or other entity of the property, assets or business of the Company as an entirety or substantially as an entirety, in any such case, the Company or such successor or purchasing corporation or entity, as the case may be, shall (i) execute with the Holder an agreement that the Holder shall have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares and/or other securities or other property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action, (ii) make effective provision in its certificate of its incorporation or otherwise, if necessary, in order to effect such agreement, and (iii) set aside or reserve for the benefit of the Holder, the stock, securities, property and cash to which the Holder would be entitled to upon exercise of this Warrant.

         4.2 In case the Company shall (A) pay a dividend or make a distribution on its shares of Common Stock (B) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (C) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, (other than a change in par value or from no par value to a specific par value), the Exercise Price shall be proportionately adjusted so that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and

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


amount of shares,  the Holder would have owned had this  Warrant been  exercised
immediately    prior   to   such   dividend,    subdivision,    combination   or
reclassification.

         4.3 The above  provisions of this paragraph 4 shall  similarly apply to
successive   reclassifications   and   changes  of  Shares  and  to   successive
consolidations.

         4.4 In case the Company shall, subsequent to November 30, 1998, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of the Common Stock, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchased (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock or securities convertible into Common Stock are not delivered after the expiration of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

           4.5 In case the Company shall, subsequent to November 30, 1998, distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid out of current earnings or subscription rights or warrants (excluding those referred to in Paragraph 4.4 of this Warrant), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of common Stock outstanding multiplied by the current market price per share of common Stock, less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

5. Limited Transfer

         (a) This Warrant may not be sold, transferred, assigned or hypothecated by the Holder and is so transferable only on the books of the Company which the Company shall cause to be maintained for such purpose. The Company may treat the registered holder of record as the Holder for all purposes. The Company shall permit any holder of a Warrant or his duly


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


authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants.

         (b) In no event shall the Company be obligated to effect any transfer of Warrants or Warrant Shares unless a registration statement is in effect with respect thereto under applicable state and Federal securities laws or unless the Company has received an opinion in substance reasonably satisfactory to it from counsel that such registration is not required. Unless registered, the Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT. ACCORDINGLY, SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

6. Loss, etc. of Warrant

         Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

7. Warrant Holder Not Shareholder

         Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

8. Headings

         The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

9. Notices.

         Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or seven (7) days after deposit with a National Post Office, for dispatch by registered or certified mail, postage prepaid and addressed to the Holder at the address set forth in the Company's books and to the Company at the address of its principal offices set forth above.

10. Governing Law

         This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and performed within such State.

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


         IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be executed as of the date first written above.



TTR INC.



By: __________________________


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



                                    EXHIBIT A

                              WARRANT EXERCISE FORM


                                                         _________________, 199_


TO:   TTR Inc.
RE:   Exercise of Warrant


The undersigned hereby irrevocably elects to exercise the attached Warrant to the extent of ___________________ Common Shares of TTR Inc. at the price of $6.00 a share of Common Stock. Payment to the Company of the total purchase price for such shares has been made simultaneously with the delivery of this exercise of warrant.


By:  ___________________

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